UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8‑K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
December 1, 2008

UNIFI, INC.
(Exact name of registrant as specified in its charter)

New York (State of Incorporation)	1-10542 (Commission File Number)	11-2165495 (IRS Employer Identification No.)

7201 West Friendly Avenue
Greensboro, North Carolina 27410
(Address of principal executive offices, including zip code)

(336) 294-4410
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

-------------------------------------------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

==========================================================

ITEM 1.01      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 1, 2008, Unifi Manufacturing, Inc. ("UMI"), a wholly owned subsidiary of Unifi, Inc. (the "Registrant"), and Dillon Yarn Corporation ("DYC"), entered into a First Amendment (the "Amendment") to the Sales and Services Agreement dated as of January 1, 2007 (the "Agreement").  The Amendment provides that effective January 1, 2009, the term of the Agreement will be extended for a one (1) year term, which will expire on December 31, 2009, and the consideration for the Sales Services (as defined in the Agreement) and Transitional Services (as defined in the Agreement) to be provided by DYC to UMI shall be $1,700,000, paid in advance, in quarterly installments of $425,000 each, during the term.

Mr. Stephen Wener, the Chairman of the Board of Directors of the Registrant, is the President and Chief Executive Officer of DYC, and together with his wife, beneficially owns 25% of DYC.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

ITEM 9.01.     FINANCIAL STATEMENTS AND EXHIBITS.

(d)        Exhibits.

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
99.1	First Amendment to Sales and Services Agreement, executed on December 1, 2008, by and between UMI and DYC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIFI, INC. By: /s/ Charles F. McCoy Charles F. McCoy Vice President, Secretary and General Counsel

Dated:  December 2, 2008

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
99.1	First Amendment to Sales and Services Agreement, executed on December 1, 2008, by and between UMI and DYC.